IOS CAPITAL [letterhead]
Lease Agreement
P.0. Box 9115, Macon, GA 31210
Lease Agreement Lease Number 704639

 Thank you for choosing IKON! This lease agreement has been written in clear, easy to understand language. Please take time to review the terms. When we use "you" or "your", we are referring to you, our customer. When we use "IKON", we are referring to IKON Office Solutions, Inc. one of the largest distributors of office solutions in the world. When we use "we","us" and "our" we are referring to IOS Capital. Inc. a subsidiary of IKON Office Solutions,Inc. created exclusively to support IKON. We are committed to providing you quality service!

CUSTOMER INFORMATION                                 Customer Billing Contact
Galaxy Mall
890 N. Industrial Park Drive
Orem, Utah UT 84057
EQUIPMENT DESCRIPTION
Quantity  Description, Make, Model & Serial Number
1         Canon NP 6412F

__ Check if Additional Equipment Schedule attached

PAYMENT SCHEDULE
Lease Term:  Payment Due:    Monthly Payment  Advance Payment: $ Documentation
    36         Monthly          $72.00        Apply Other 1st and     --0--
                                       Last
ADDITIONAL PROVISIONS:
Sales Tax Exempt __ YES (Attach Exemption Certificate)
Addendum(s) attached:  __YES (Total number of addendums)_
Customer Billing Reference Number (P.O. #,etc.)

TERMS AND CONDITIONS 1. Lease Agreement: You agree to lease from us the Equipment listed above. THIS LEASE IS NONCANCELLABLE. You agree to all of the terms and conditions contained in this Lease. You agree this Lease is for the entire lease term indicated above. You also agree that the Equipment will be used solely for business purposes and not for personal, family or household purposes and the "Customer Location" is a business address. Our acceptance of this Lease is indicated by our signature. (See reverse side for more terms and conditions.)

AUTHORIZED SIGNER THE PERSON SIGNING THIS LEASE ON BEHALF OF THE CUSTOMER REPRESENTS THEY HAVE THE AUTHORITY TO DO SO.

X/S/Craig Peterson            Date 5/27/98 Craig Peterson  Office Manager

PERSONAL GUARANTY I guaranty that the Customer will make all lease payments and pay all other charges required under the Lease when they are due, and that the Customer will perform all other obligations under the Lease fully and promptly. I also agree that IOS Capital may modify the Lease or make other arrangements with the Customer and I will still be responsible for those payments and other obligations under the Lease. I agree that IOS Capital does not need to notify me of any modification or default under the Lease. I will pay all amounts due under the terms of the Lease. In addition, I will reimburse IOS Capital for any cost or attorney fees incurred in enforcing their rights.

X                        Date         Home Address
(Authorized Signer Signature)         City             State       Zip
                                      Home Phone         SSN

                         Date
(Printed Name of Guarantor)

DELIVERY AND ACCEPTANCE You certify that all the Equipment described above has been delivered and is accepted. You acknowledge that such Equipment is in good condition and is performing satisfactorily.

X                        Date
                         Printed Name                             Title

2. Ownership of Equipment: We are the sole owner and title holder to the Equipment. YOU HAVE NO RIGHT TO SELL, TRANSFER, ENCUMBER, SUBLET OR ASSIGN THE EQUIPMENT OR THIS LEASE WITHOUT OUR PRIOR WRITTEN CONSENT.

3. Taxes and Filing Costs: In addition to lease payments, you agree to pay all taxes, fees, and filing costs related to the possession and use of the Equipment during the lease term. If we are required to file and pay property tax. you agree to reimburse us. We will bill you the property tax as soon as an invoice is received from the local jurisdiction. At our request, you agree to file and pay taxes directly to the taxing jurisdiction or pay to us taxes in advance of the time that the taxes are due to the taxing authority based on our reasonable estimates of the tax.

4. UCC Filing: You authorize us or our designee to sign. on your behalf. any documents in connection with the Uniform Commercial Code filing and to insert the serial number(s) of the Equipment in this Lease (including any schedules) and in any filings. At our request, you will sign and provide such documents for filing purposes.

5. Warranties: Since we are a leasing company and neither the manufacturer or the distributor of the Equipment. WE MAKE NO WARRANTIES, EXPRESS, OR IMPLIED. INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE.

6. Maintenance and Care of Our Equipment and Agency: You agree to install (if required), use and maintain the Equipment in accordance with manufacturers' or IKON's specifications and to use only those supplies which meet such specifications. If you have contracted for maintenance and support activities regarding the Equipment. IKON is responsible for all those services. IKON and IOS Capital are not agents for each other.

7. Liability, Insurance and Indemnity. Because you have possession and control of this Equipment you are fully responsible for damage, injury or loss caused by or to the Equipment or property resulting from any misuse, accident. or other casualty. You agree to maintain insurance to cover the Equipment for your and our benefit and you agree to indemnify us. We will be responsible for damage or injury to third persons when the damage or Injury is caused exclusively by our negligent acts or omissions. We should be named additional insured and loss payee on your insurance policy. If you fall to provide evidence of insurance, you authorize us to obtain coverage on your behalf and you agree to pay for this coverage. In the event of loss or damage to the Equipment, you agree to remain responsible for the payment obligations under this Lease until the payment obligations are fully satisfied.

8. Renewal and Return of Equipment. After the minimum term or any extension, this Lease will renew on a month-to-month basis unless you notify us in writing at least 30 days prior to the expiration of the minimum term or extension. You must pay any additional lease payments due until the Equipment is returned by you and Is received in good condition and working order by us or our designees. IKON will bear shipping charges so long as replacement Equipment Is selected from IKON.

9. Lease Payments: Payments will begin on the agreement date or delivery date, whichever is later. You agree to pay us each lease payment when it Is due. and If any payment is more that 10 days late, you agree to pay a late charge of 5% or $5 (whichever is greater but not to exceed the maximum amount allowed by applicable law) on the overdue amount. You also agree to pay $25 for each check returned for Insufficient funds or any other reason. You agree to pay a one time documentation fee if it appears on the front of this agreement.

10. Location of Equipment: You will keep the Equipment at the customer location specified in this Lease. You must obtain our written permission, which will not be unreasonably withheld. to move the Equipment. With reasonable notice, you will allow us or our designee to conduct inspections of the Equipment.

11. Default: If you do not pay any amount when it Is due. or breach any other term of this Lease, you are in default. If you default, we have the right to exercise any and all legal remedies available to us by applicable laws, including Article 2A of the Uniform Commercial Code. You acknowledge this is a Finance Lease as defined In Article 2A and you waive any and all rights and remedies you have thereunder. In addition, we are entitled to all past due payments and we may accelerate and require you to immediately pay us the future payments due under the Lease present valued at the discount rate of 6% to the date of default plus the residual value placed on the Equipment by us. We may repossess the Equipment and pursue you for any deficiency balance after we dispose of the Equipment, all to the extent permitted by law. You waive the rights you may have to notice before we seize any of the Equipment. You agree that all rights and remedies are cumulative and not exclusive. You promise to pay reasonable attorney fees and any cost associated with any action to enforce the Lease. This action will not avoid your responsibility to maintain and care for the Equipment nor will IKON be liable for any action taken on our behalf. Default shall also include your becoming insolvent, your assignment of assets for the benefit of creditors, your filing for bankruptcy protection or the failure of the guarantor to honor its commitments.

12. Business Agreement and Choice of Law-YOU AGREE THAT THIS AGREEMENT WILL BE GOVERNED UNDER THE APPLICABLE LAW OF THE STATE OF GEORGIA. YOU ALSO AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF GEORGIA, OR AT OUR OPTION, THE COURTS OF THE STATE WHERE IKON IS LOCATED TO RESOLVE ANY ACTION UNDER THIS LEASE. WE BOTH WAIVE THE RIGHT TO A TRIAL BY JURY IN THE EVENT OF A
LAWSUIT.

13. No Waiver or Set Off- You agree that our delay, or failure to exercise any rights, does not prevent us from exercising them at a later time. If any part of this Lease is found to be Invalid, then it shall not invalidate any of the other parts and the Lease shall be modified to the minimum extent as permitted by law. All lease payments to us are "net" and are not subject to set off or reduction without our consent.

14. Entire Agreement: This agreement represents the entire agreement (including addendums referenced on the face of the Agreement, signed and attached) between us and you. Neither of us will be bound by any amendment, waiver, or other change unless agreed to in writing and signed by both. Any purchase order, or other ordering documents will not modify or affect this agreement, nor have any other legal effect and shall serve only the purpose of Identifying the Equipment ordered.

                                    /s/Debra F. Carter

                                    Accepted by IOS Capital. Inc:

                                    X                     Date
Judith 6/19/98